UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 20, 2011

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement

On June 20, 2011, Hallmark Licensing, Inc. and Crown Media United States, LLC agreed to extend the terms of the Amended and Restated Trademark License Agreement dated March 27, 2001 and the Movie Channel License Agreement dated January 1, 2004 through the later of (i) the term of the Notes (as defined below) or (ii) the term of the Senior Secured Credit Facilities (as defined below).

ITEM 7.01             Regulation FD Disclosure

On June 20, 2011, Crown Media Holdings, Inc. (“Crown Media”) announced that it intends to commence an offering (the “Offering”) in a private placement of $300 million in aggregate principal amount of senior notes due 2019 (the “Notes”). The Offering is expected to be completed by mid-July 2011, subject to market and other conditions. The Notes will be senior unsecured obligations of Crown Media, will be guaranteed by each of Crown Media’s subsidiaries and will bear interest at a fixed rate.

In conjunction with the Offering, Crown Media also intends to enter into new senior secured credit facilities which will be secured by all of the assets of Crown Media and its subsidiaries and will be guaranteed by each of its subsidiaries (the “Senior Secured Credit Facilities”).  The consummation of the Offering is conditioned on Crown Media entering into such Senior Secured Credit Facilities.

A special committee consisting of Crown Media’s independent directors has been reviewing and will make recommendations to the Board of Directors with respect to the fairness of the terms of the Offering and Senior Secured Credit Facilities.

Crown Media expects that the proceeds from the Offering and Senior Secured Credit Facilities will be used to extinguish obligations under Crown Media’s existing term credit facilities, redeem its preferred stock and for general corporate purposes.

The Offering is being made pursuant to a confidential preliminary offering memorandum dated June 20, 2011 (the “Preliminary Offering Memorandum”). The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The proposed Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice is issued pursuant to Rule 135c of the Securities Act, and is for informational purposes only, and it does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes.

A copy of the press release announcing the Offering is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Crown Media is disclosing under Item 7.01 in this Current Report the information attached as Exhibit 99.1which is incorporated by reference herein. Such information, which has not been previously disclosed, is included in the Preliminary Offering Memorandum.  The information under Item 7.01 in this Current Report on Form 8-K is being furnished, not filed, pursuant to Regulation FD.

The proposed Offering is subject to certain market and other conditions, and may not occur as described or at all.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated June 20, 2011, and supplemental financial information and distribution information.

Forward-looking Statements

Statements contained in this Current Report contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” stated in the Company’s most recent 10-K and 10-Q Reports.  The Company is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

We include in this Current Report the non-GAAP financial measures of EBITDA and Adjusted EBITDA, which we use as one measure to evaluate our operating performance.  We believe that the presentation of EBITDA enhances an investor’s understanding of our financial performance.  We believe that EBITDA and adjusted EBITDA are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. Our calculation of EBITDA and Adjusted EBITDA adds back non-cash expenses and other items mentioned below.   We provide reconciliation of this non-GAAP financial measure to net income (loss), its most directly comparable financial measure as calculated and presented in accordance with GAAP.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, and other non-cash expenses.  For this purpose, restricted stock unit compensation is treated as a non-cash item, although it may result in cash payments during subsequent periods.   See “Summary historical financial and operating data” below for a reconciliation to GAAP net income (loss).  Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely.  We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management.

We also believe that an Adjusted EBITDA provides an indication of our ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA.  We believe that Adjusted EBITDA provides investors with a useful tool to assess our ability to pay debt service and fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other companies because our calculation is based upon the definition in our senior secured credit facilities described in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	June 20, 2011	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel